Exhibit 99.1

Moved on Business Wire
February 7, 2019

DXC Technology Delivers Sequential Growth in
Revenue, Bookings, EBIT and Earnings per Share

•
Q3 earnings per share from continuing operations was $1.66, including the cumulative impact of certain items of $(0.57) per share, reflecting restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, and a tax adjustment related to the U.S. tax reform

•	Q3 non-GAAP earnings per share was $2.23

•
Q3 income from continuing operations was $466 million, including the cumulative impact of certain items of $(160) million, reflecting restructuring costs, transaction, separation and integration-related costs, amortization of acquired intangible assets, and a tax adjustment related to the U.S. tax reform

•	Q3 non-GAAP income from continuing operations was $626 million

•	Q3 EBIT of $523 million, adjusted for certain items is $840 million and adjusted EBIT margin was 16.2%, compared with 14.6% in the prior year

•	Q3 net cash from operating activities was $186 million

•	Q3 adjusted free cash flow was $503 million

•	Q3 capital returned to shareholders included $54 million in dividends and $797 million in share repurchases

TYSONS, Va. February 7, 2019 - DXC Technology (NYSE: DXC) today reported results for the third quarter of fiscal year 2019, representing the period from October 1 through December 31, 2018.

“In the third quarter, DXC Technology delivered sequential growth in revenue, bookings, EBIT and earnings per share,” said Mike Lawrie, chairman, president and CEO. “We are executing on the accelerated hiring plans we discussed last quarter, and our third-quarter revenue reflects the strong digital bookings from the first half of the year. We continue to invest in growth businesses, including the recently announced acquisition of Luxoft, a global, at-scale digital innovator. During the quarter, we also completed the acquisition of Molina Medicaid Solutions to expand our healthcare position in the Americas, and we acquired BusinessNow and TESM to increase our global reach in ServiceNow.”

Financial Highlights - Third Quarter Fiscal 2019

•
Diluted earnings per share from continuing operations was $1.66 in the third quarter, including $(0.21) per share of restructuring costs, $(0.29) per share of transaction, separation and integration-related costs, $(0.35) per share of amortization of acquired intangible assets, and $0.28 per share of tax adjustment related to U.S. tax reform. This compares with $2.43 in the year ago period.

•	Non-GAAP diluted earnings per share from continuing operations was $2.23. This compares with $1.86 in the year ago period.

•	Revenue in the third quarter was $5,178 million. Revenue decreased 5.2% compared with $5,460 million in the prior year, and increased 3.3% compared with $5,013 million in the prior quarter.

•
Income from continuing operations before income taxes was $469 million in the third quarter, including $(76) million of restructuring costs, $(107) million of transaction, separation and integration-related costs, and $(134) million of amortization of acquired intangibles. This compares with $341 million in the year ago period.

•	Non-GAAP income from continuing operations before income taxes was $786 million compared with $751 million in the year ago period.

•
Income from continuing operations was $466 million in the third quarter, including $(58) million of restructuring costs, $(81) million of transaction, separation and integration-related costs, $(98) million of amortization of acquired intangibles, and $77 million of tax adjustment related to U.S. tax reform. This compares with $706 million in the year ago period.

•	Non-GAAP income from continuing operations was $626 million compared with $541 million in the year ago period.

•	Adjusted EBIT was $840 million in the third quarter compared with $797 million in the prior year. Adjusted EBIT margin was 16.2% compared with 14.6% in the year ago quarter.

•	Net cash provided by operating activities was $186 million in the third quarter, compared with $910 million in the year ago period.

•	Adjusted free cash flow was $503 million in the third quarter.

Global Business Services (GBS)
GBS revenue was $2,169 million in the quarter compared with $2,315 million for the prior year. GBS revenue decreased 6.3% year-over-year, driven by the ongoing headwinds in the traditional Applications Services business. GBS profit margin in the quarter was 18.2%, which was roughly flat year-over-year, reflecting the investments DXC is making to drive Digital growth. New business awards for GBS were $2.3 billion in the third quarter.

Global Infrastructure Services (GIS)
GIS revenue was $3,009 million in the quarter compared to $3,145 million for the prior year. GIS revenues decreased 4.3% year-over-year, reflecting the completion of several large transformation projects and the ongoing decline in legacy infrastructure services. GIS profit margin in the quarter was 17.5%, up from 14.3% in the prior year, reflecting actions DXC has taken to drive greater operating efficiencies, including our Bionix automation program, labor pyramid improvements, supply chain actions, and delivery center rationalization. It also reflects the benefit of final milestone achievement on several contracts. New business awards for GIS were $3.4 billion in the third quarter.

Returning Capital to Shareholders
During the third quarter, DXC Technology returned $851 million to shareholders, consisting of $54 million in common stock dividends and $797 million in share repurchases.

Earnings Conference Call and Webcast
DXC Technology senior management will host a conference call and webcast to discuss these results today at 5 p.m. EDT. The dial-in number for domestic callers is 888-254-3590. Callers who reside outside of the United States should dial +1-323-994-2093. The passcode for all participants is 6249774. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until February 14, 2019. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States. The replay passcode is also 6249774. A replay of this webcast will also be available on DXC Technology’s Investor Relations website.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

About DXC Technology
As the world's leading independent, end-to-end IT services company, DXC Technology (NYSE: DXC) leads digital transformations for clients by modernizing and integrating their mainstream IT, and by deploying digital solutions at scale to produce better business outcomes. The company’s technology independence, global talent, and extensive partner network enable 6,000 private and public-sector clients in 70 countries to thrive on change. DXC is a recognized leader in corporate responsibility. For more information, visit dxc.technology and explore THRIVE, DXC’s digital destination for changemakers and innovators.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC's Annual Report on Form 10-K for the fiscal year ended March 31, 2018, and DXC's Form 10-Q for the quarterly periods ended June 30 and September 30, 2018 and any updating information in subsequent SEC filings, including DXC's upcoming Form 10-Q for the quarter ended December 31, 2018. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Rich Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per-share amounts)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Revenues	$5,178	$5,460	$15,473	$16,149

Costs of services	3,725	4,051	11,110	12,230
Selling, general and administrative	491	447	1,500	1,484
Depreciation and amortization	508	440	1,463	1,264
Restructuring costs	76	210	418	585
Interest expense	81	73	249	220
Interest income	(27)	(27)	(92)	(59)
Other income, net	(145)	(75)	(336)	(291)
Total costs and expenses	4,709	5,119	14,312	15,433

Income from continuing operations before income taxes	469	341	1,161	716
Income tax expense (benefit)	3	(365)	205	(303)
Income from continuing operations	466	706	956	1,019
Income from discontinued operations, net of tax	—	73	35	198
Net income	466	779	991	1,217
Less: net income attributable to non-controlling interest, net of tax	4	3	8	26
Net income attributable to DXC common stockholders	$462	$776	$983	$1,191

Income per common share:
Basic:
Continuing operations	$1.68	$2.46	$3.38	$3.48
Discontinued operations	—	0.26	0.12	0.70
	$1.68	$2.72	$3.50	$4.18
Diluted:
Continuing operations	$1.66	$2.43	$3.33	$3.43
Discontinued operations	—	0.25	0.12	0.68
	$1.66	$2.68	$3.45	$4.11

Cash dividend per common share	$0.19	$0.18	$0.57	$0.54

Weighted average common shares outstanding for:
Basic EPS	275.66	285.38	280.47	284.70
Diluted EPS	278.99	289.77	284.70	289.53

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	December 31, 2018	March 31, 2018
Assets
Cash and cash equivalents	$2,475	$2,593
Receivables and contract assets, net	5,096	5,481
Prepaid expenses	626	496
Other current assets	325	469
Assets of discontinued operations	—	581
Total current assets	8,522	9,620

Intangible assets, net	6,770	7,179
Goodwill	7,593	7,619
Deferred income taxes, net	407	373
Property and equipment, net	3,186	3,363
Other assets	2,393	2,404
Assets of discontinued operations - non-current	—	3,363
Total Assets	$28,871	$33,921

Liabilities
Short-term debt and current maturities of long-term debt	$1,580	$1,918
Accounts payable	1,345	1,513
Accrued payroll and related costs	705	744
Accrued expenses and other current liabilities	3,228	3,120
Deferred revenue and advance contract payments	1,542	1,641
Income taxes payable	122	127
Liabilities of discontinued operations	—	789
Total current liabilities	8,522	9,852

Long-term debt, net of current maturities	5,980	6,092
Non-current deferred revenue	273	795
Non-current income tax liabilities and deferred tax liabilities	1,171	1,166
Other long-term liabilities	1,569	1,723
Liabilities of discontinued operations - long-term	—	456
Total Liabilities	17,515	20,084

Total Equity	11,356	13,837

Total Liabilities and Equity	$28,871	$33,921

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Nine Months Ended
(in millions)	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net income	$991	$1,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,514	1,387
Share-based compensation	57	76
Gain on dispositions	(137)	—
Unrealized foreign currency exchange (gains) losses	(32)	44
Other non-cash charges, net	(21)	23
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Increase in assets(1)	(1,012)	(365)
Decrease in liabilities	(325)	(372)
Net cash provided by operating activities	1,035	2,010

Cash flows from investing activities:
Purchases of property and equipment	(219)	(175)
Payments for transition and transformation contract costs	(294)	(259)
Software purchased and developed	(183)	(157)
Cash acquired through Merger	—	974
Payments for acquisitions, net of cash acquired	(332)	(193)
Business dispositions	(65)	—
Cash collections related to deferred purchase price receivable (1)	761	531
Proceeds from sale of assets	283	29
Other investing activities, net	9	20
Net cash (used in) provided by investing activities	(40)	770

Cash flows from financing activities:
Borrowings of commercial paper	1,853	1,822
Repayments of commercial paper	(1,853)	(1,706)
Repayment of borrowings under lines of credit	—	(335)
Borrowings on long-term debt, net of discount	1,646	621
Principal payments on long-term debt	(2,619)	(1,291)
Payments on capital leases and borrowings for asset financing	(710)	(732)
Borrowings for USPS spin transaction	1,114	—
Proceeds from bond issuance	753	647
Proceeds from stock options and other common stock transactions	40	107
Taxes paid related to net share settlements of share-based compensation awards	(52)	(75)
Repurchase of common stock	(1,253)	(66)
Dividend payments	(159)	(123)
Other financing activities, net	57	(5)
Net cash used in financing activities	(1,183)	(1,136)
Effect of exchange rate changes on cash and cash equivalents	(66)	44
Net (decrease) increase in cash and cash equivalents	(254)	1,688
Cash and cash equivalents at beginning of year	2,729	1,268
Cash and cash equivalents at end of period	$2,475	$2,956

(1) Upon adoption of ASU 2016-15, cash proceeds from the collection of deferred purchase price receivables (DPP) are classified in investing activities in the Company’s consolidated statement of cash flows.  Previously, those proceeds were included in cash flows from operating activities.

Segment Results

The following table summarizes segment revenue for the third quarter and first nine months of fiscal 2019 and fiscal 2018:

Segment Revenue
	Three Months Ended
(in millions)	December 31, 2018	December 31, 2017	% Change	% Change in Constant Currency
Global Business Services	$2,169	$2,315	(6.3)%	(4.0)%
Global Infrastructure Services	3,009	3,145	(4.3)%	(1.5)%
Total Revenues	$5,178	$5,460	(5.2)%	(2.6)%

	Nine Months Ended
(in millions)	December 31, 2018	December 31, 2017	% Change	% Change in Constant Currency
Global Business Services	$6,493	$6,893	(5.8)%	(5.2)%
Global Infrastructure Services	8,980	9,256	(3.0)%	(2.4)%
Total Revenues	$15,473	$16,149	(4.2)%	(3.6)%

Segment Profit

We define segment profit as segment revenue less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). We do not allocate to our segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs and amortization of acquired intangible assets.

	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Profit
GBS profit	$395	$423	$1,198	$1,066
GIS profit	528	450	1,475	1,171
All other loss	(83)	(76)	(231)	(130)
Interest income	27	27	92	59
Interest expense	(81)	(73)	(249)	(220)
Restructuring costs	(76)	(210)	(418)	(585)
Transaction, separation and integration-related costs	(107)	(83)	(305)	(273)
Amortization of acquired intangible assets	(134)	(134)	(401)	(389)
Pension and OPEB actuarial and settlement losses	—	17	—	17
Income from continuing operations before income taxes	$469	$341	$1,161	$716

Segment profit margins
GBS	18.2%	18.3%	18.5%	15.5%
GIS	17.5%	14.3%	16.4%	12.7%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the unaudited condensed consolidated statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), EBIT margin, adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC, as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC's non-GAAP adjustments include:

•	Restructuring costs - reflects costs, net of reversals, related to workforce optimization and real estate charges.

•
Transaction, separation and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the HPES Merger and other acquisitions and costs related to the separation of USPS.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•
Tax adjustment - reflects the estimated non-recurring benefit of the Tax Cuts and Jobs Act of 2017 for fiscal 2019, and the application of an approximate 28% tax rate for fiscal 2018, which is within the targeted effective tax rate range for the prior year.

EBIT and Adjusted EBIT

A reconciliation of net income to adjusted EBIT is as follows:

	Three Months Ended		Nine Months Ended
(in millions)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income	$466	$779	$991	$1,217
Income from discontinued operations, net of taxes	—	(73)	(35)	(198)
Income tax expense (benefit)	3	(365)	205	(303)
Interest income	(27)	(27)	(92)	(59)
Interest expense	81	73	249	220
EBIT	523	387	1,318	877
Restructuring costs	76	210	418	585
Transaction, separation, and integration-related costs	107	83	305	273
Amortization of acquired intangible assets	134	134	401	389
Pension and OPEB actuarial and settlement losses	—	(17)	—	(17)
Adjusted EBIT	$840	$797	$2,442	$2,107

Adjusted EBIT margin	16.2%	14.6%	15.8%	13.0%
EBIT margin	10.1%	7.1%	8.5%	5.4%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended December 31, 2018	Nine Months Ended December 31, 2018
Net cash provided by operating activities	$186	$1,035
Net cash provided by (used in) investing activities	8	(40)
Acquisitions, net of cash acquired	289	332
Business dispositions	—	65
Payments on capital leases and other long-term asset financings	(235)	(710)
Payments on transaction, separation and integration-related costs	86	277
Payments on restructuring costs	152	422
Sale of accounts receivables	17	(193)	(1)
Adjusted free cash flow	$503	$1,188

(1) Adjusted free cash flow, which is a non-GAAP financial measure, for the nine months ended December 31, 2018, includes a $(223) million net cumulative correction to previously reported free cash flow to reflect the appropriate impact of the Receivables Securitization Facility. On the same basis, adjusted free cash flow for the prior fiscal year would have increased by $55 million. This correction does not impact our consolidated statement of cash flows or any other financial measures presented in accordance with GAAP.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended December 31, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,725	$—	$—	$—	$—	$3,725
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	491	—	(107)	—	—	384
Income from continuing operations before income taxes	469	76	107	134	—	786
Income tax expense	3	18	26	36	77	160
Income from continuing operations	466	58	81	98	(77)	626
Income from discontinued operations, net of tax	—	—	—	—	—	—
Net income	466	58	81	98	(77)	626
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	4
Net income attributable to DXC common stockholders	$462	$58	$81	$98	$(77)	$622

Effective tax rate	0.6%					20.4%

Basic EPS from continuing operations	$1.68	$0.21	$0.29	$0.36	$(0.28)	$2.26
Diluted EPS from continuing operations	$1.66	$0.21	$0.29	$0.35	$(0.28)	$2.23

Weighted average common shares outstanding for:
Basic EPS	275.66	275.66	275.66	275.66	275.66	275.66
Diluted EPS	278.99	278.99	278.99	278.99	278.99	278.99

	Nine Months Ended December 31, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$11,110	$—	$—	$—	$—	$11,110
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,500	—	(305)	—	—	1,195
Income from continuing operations before income taxes	1,161	418	305	401	—	2,285
Income tax expense	205	100	72	101	44	522
Income from continuing operations	956	318	233	300	(44)	1,763
Income from discontinued operations, net of tax	35	—	—	—	—	35
Net income	991	318	233	300	(44)	1,798
Less: net income attributable to non-controlling interest, net of tax	8	—	—	—	—	8
Net income attributable to DXC common stockholders	$983	$318	$233	$300	$(44)	$1,790

Effective Tax Rate	17.7%					22.8%

Basic EPS from continuing operations	$3.38	$1.13	$0.83	$1.07	$(0.16)	$6.26
Diluted EPS from continuing operations	$3.33	$1.12	$0.82	$1.05	$(0.15)	$6.16

Weighted average common shares outstanding for:
Basic EPS	280.47	280.47	280.47	280.47	280.47	280.47
Diluted EPS	284.70	284.70	284.70	284.70	284.70	284.70

	Three Months Ended December 31, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Gains	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$4,051	$—	$—	$—	$—	$—	$4,051
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	447	—	(83)	—	—	—	364
Income from continuing operations before income taxes	341	210	83	134	(17)	—	751
Income tax (benefit) expense	(365)	—	—	—	—	575	210
Income from continuing operations	706	210	83	134	(17)	(575)	541
Income from discontinued operations, net of tax	73	—	—	—	—	—	73
Net income	779	210	83	134	(17)	(575)	614
Less: net income attributable to non-controlling interest, net of tax	3			—	—	—	3
Net income attributable to DXC common stockholders	$776	$210	$83	$134	$(17)	$(575)	$611

Effective Tax Rate	(107.0)%						28.0%

Basic EPS from continuing operations	$2.46	$0.74	$0.29	$0.47	$(0.06)	$(2.01)	$1.89
Diluted EPS from continuing operations	$2.43	$0.72	$0.29	$0.46	$(0.06)	$(1.98)	$1.86

Weighted average common shares outstanding for:
Basic EPS	285.38	285.38	285.38	285.38	285.38	285.38	285.38
Diluted EPS	289.77	289.77	289.77	289.77	289.77	289.77	289.77

	Nine Months Ended December 31, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Gains	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$12,230	$—	$—	$—	$—	$—	$12,230
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,484	—	(273)	—	—	—	1,211
Income from continuing operations before income taxes	716	585	273	389	(17)	—	1,946
Income tax (benefit) expense	(303)	—	—	—	—	847	544
Income from continuing operations	1,019	585	273	389	(17)	(847)	1,402
Income from discontinued operations, net of tax	198	—	—	—	—	—	198
Net income	1,217	585	273	389	(17)	(847)	1,600
Less: net income attributable to non-controlling interest, net of tax	26	—	—	—	—	—	26
Net income attributable to DXC common stockholders	$1,191	$585	$273	$389	$(17)	$(847)	$1,574

Effective Tax Rate	(42.3)%						28.0%

Basic EPS from continuing operations	$3.48	$2.05	$0.96	$1.37	$(0.06)	$(2.98)	$4.83
Diluted EPS from continuing operations	$3.43	$2.02	$0.94	$1.34	$(0.06)	$(2.93)	$4.75

Weighted average common shares outstanding for:
Basic EPS	284.70	284.70	284.70	284.70	284.70	284.70	284.70
Diluted EPS	289.53	289.53	289.53	289.53	289.53	289.53	289.53